Exhibit 99.4

PHOTRONICS,  INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	January 29, 2023	January 30, 2022

Cash flows from operating activities:
Net income	$28,950	$31,726
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,105	20,810
Share-based compensation	1,821	1,457
Changes in operating assets, liabilities and other	(22,196)	5,137

Net cash provided by operating activities	27,680	59,130

Cash flows from investing activities:
Purchases of property, plant and equipment	(31,097)	(19,175)
Government incentives	1,014	-
Other	(87)	(43)

Net cash used in investing activities	(30,170)	(19,218)

Cash flows from financing activities:
Repayments of debt	(9,218)	(15,192)
Purchases of treasury stock	-	(2,522)
Contributions from noncontrolling interest	-	14,997
Proceeds from share-based arrangements	672	3,840
Net settlements of restricted stock awards	(1,168)	(1,458)

Net cash used in financing activities	(9,714)	(335)

Effects of exchange rate changes on cash, cash equivalents, and restricted cash	27,499	(2,057)

Net increase in cash, cash equivalents, and restricted cash	15,295	37,520
Cash, cash equivalents, and restricted cash, beginning of period	322,409	279,680

Cash, cash equivalents, and restricted cash, end of period	$337,704	$317,200